[GTC TELECOM CORP. LETTERHEAD]

                                              December 27, 1999


Dear Sonya:

This letter confirms our understanding that you are to be issued 12,500 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $25,00 in full for services provided in marketing activities on behalf of GTC.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                /s/ Sonya Fukuda
COO                                             Sonya Fukuda
GTC Telecom